UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 12, 2026

AMERICAN ELECTRIC POWER COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (614) 716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On May 12, 2026, American Electric Power Company, Inc. (the “Company”) entered into separate forward sale agreements relating to 20,472,442 shares of the Company’s common stock, par value $6.50 per share, documented under individual confirmations subject to separate master agreements and incorporating certain other terms (together, the “Original Forward Sale Agreements”) with each of Bank of America, N.A., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, acting in their capacity as forward purchasers (the “Forward Purchasers”). On May 13, 2026, the underwriters exercised in full an option that they had been granted by the Company pursuant to the underwriting agreement described below relating to an additional 3,070,866 shares of the Company’s common stock. In connection therewith, the Company and each of the Forward Purchasers entered into additional forward sale agreements relating to such number of shares, documented under individual confirmations subject to separate master agreements and incorporating certain other terms (together, the “Additional Forward Sale Agreements”).

In connection with the Original Forward Sale Agreements and the Additional Forward Sale Agreements (each, a “Forward Sale Agreement” and collectively, the “Forward Sale Agreements”), the Company entered into an Underwriting Agreement (as defined herein) with BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as forward sellers, and the Forward Purchasers, pursuant to which the Forward Purchasers borrowed from third parties and sold to the underwriters an aggregate of 23,543,308 shares.

The Company will receive an amount equal to the net proceeds from the sale of the borrowed shares of common stock sold pursuant to the Underwriting Agreement, subject to certain adjustments pursuant to the Forward Sale Agreements, from the Forward Purchasers upon physical settlement of the Forward Sale Agreements. The Company will only receive such proceeds if it elects to physically settle the Forward Sale Agreements. The forward sale price will initially be $124.968 per share, which is the price at which the underwriters have agreed to buy the shares of common stock offered pursuant to the Underwriting Agreement.

The Forward Sale Agreements provide for settlement on a settlement date or dates to be specified at the Company’s discretion, but which the Company expects to occur on or prior to May 31, 2028.

On a settlement date or dates, if the Company decides to physically settle a Forward Sale Agreement, the Company will issue shares of common stock to the relevant Forward Purchaser at the then-applicable forward sale price. Each Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the relevant Forward Sale Agreement by amounts related to expected dividends on shares of the Company’s common stock during the term of such Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for such day.

Except in certain circumstances, the Company has the right to elect cash settlement or net share settlement under the Forward Sale Agreements. Although the Company expects to settle each Forward Sale Agreement entirely by physical delivery of shares of the Company’s common stock in exchange for cash proceeds, the Company may elect cash settlement or net share settlement for all or a portion of its obligations under a Forward Sale Agreement. If the Company elects to cash settle a Forward Sale Agreement in full, it would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and it may not receive any net proceeds (or it may owe cash, which could be a significant amount, to the relevant Forward Purchaser). If the Company elects to net share settle a Forward Sale Agreement in full, it would not receive any cash proceeds from the Forward Purchasers (and it may be required to deliver shares of the Company’s common stock to the relevant Forward Purchaser).

Each Forward Purchaser will have the right to accelerate its Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require the Company to physically settle the applicable Forward Sale Agreement on a date specified by such Forward Purchaser if: (i) in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such Forward Sale Agreement because of the lack of sufficient shares of the Company’s common stock being made available for borrowing by stock lenders; or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate; (ii) the Company declares any dividend or distribution on shares of the Company’s common stock payable in (a) cash in excess of a specified amount (other than extraordinary dividends); (b) securities of another company acquired or owned by the Company as a result of a spin-off or other similar transaction; or (c) any other type of securities (other than the Company’s common stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by such Forward Purchaser; (iii) certain ownership thresholds applicable to such Forward Purchaser are exceeded; (iv) an event is announced that, if consummated, would result in an extraordinary event (as defined in such Forward Sale Agreement), including, among other things, certain mergers and tender offers, as well as certain events such as a delisting or nationalization of the Company’s common stock, or the occurrence of certain changes in law (each as more fully described in such Forward Sale Agreement); or (v) certain events of default or termination events occur, including, among other things, any material misrepresentation made by the Company in connection with its entry into such applicable forward sale agreement, the Company’s bankruptcy (except as described below) or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such Forward Sale Agreement to be unlawful (each as more fully described in such Forward Sale Agreement).

Each Forward Purchaser’s decision to exercise its right to accelerate its Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require the Company to settle such Forward Sale Agreement will be made irrespective of the Company’s interests, including the Company’s need for capital. In such cases, the Company could be required to issue and deliver shares of its common stock under the terms of the physical settlement provisions of the applicable Forward Sale Agreement irrespective of its capital needs, which would result in dilution to the Company’s earnings per share and may adversely affect the market price of the Company’s common stock. In addition, upon bankruptcy or insolvency filings related to the Company, each Forward Sale Agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, the Company would not issue any shares of common stock or receive any proceeds pursuant to such Forward Sale Agreement.

The description of the Forward Sale Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Forward Sale Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On May 12, 2026, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as forward sellers (the “Forward Sellers”), and the Forward Purchasers, relating to the registered public offering and sale by the Forward Purchasers of 20,472,442 shares of the Company’s common stock, par value $6.50 per share. On May 13, 2026, the underwriters exercised in full their option to purchase an additional 3,070,866 shares of the Company’s common stock pursuant to the Underwriting Agreement.

The description of the Underwriting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 and incorporated herein by reference. An opinion of David C. House is filed as Exhibit 5.1 and the consent of David C. House is filed as Exhibit 23.1. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated May 12, 2026, by and among the Company, the Underwriters, the Forward Sellers and the Forward Purchasers

5.1	Opinion of David C. House, Esq.

10.1	Confirmation of Forward Sale Transaction, dated May 12, 2026, between the Company and Bank of America, N.A. in its capacity as a Forward Purchaser

10.2	Confirmation of Forward Sale Transaction, dated May 12, 2026, between the Company and Goldman Sachs & Co. LLC, in its capacity as a Forward Purchaser

10.3	Confirmation of Forward Sale Transaction, dated May 12, 2026, between the Company and Morgan Stanley & Co, LLC in its capacity as a Forward Purchaser

10.4	Confirmation of Forward Sale Transaction, dated May 13, 2026, between the Company and Bank of America, N.A., in its capacity as a Forward Purchaser

10.5	Confirmation of Forward Sale Transaction, dated May 13, 2026, between the Company and Goldman Sachs & Co. LLC, in its capacity as a Forward Purchaser

10.6	Confirmation of Forward Sale Transaction, dated May 13, 2026, between the Company and Morgan Stanley & Co, LLC in its capacity as a Forward Purchaser

23.1	Consent of David C. House, Esq. (included in Exhibit 5.1).

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title	Assistant Secretary

Date May 14, 2026